                                  EXHIBIT 11.1
                                  ------------

                         THE COAST DISTRIBUTION SYSTEM

                    Computation of Earnings (Loss) Per Share

                        Quarter Ended September 30, 1996


                                                                 Primary                    Fully Diluted
                                                                Earnings                       Earnings
                                                                Per Share                     Per Share
                                                               ----------                   -------------
  I.     Weighted averages shares outstanding                   5,209,324                      5,209,324

 II.     Common stock equivalents                                      --                             --


                                                               ----------                     ----------
         Average number of common and common
         equivalent shares                                      5,209,324                      5,209,324
                                                               ==========                     ==========
         Net (Loss)                                            $ (464,000)                    $ (464,000)

         Dividend paid on preferred stock
          of  subsidiary                                           (5,000)                        (5,000)
                                                               ----------                     ----------

         Net loss allocable to
         common shareholders                                   $ (469,000)                    $ (469,000)

         Divided by shares                                      5,209,324                      5,209,324
                                                               ----------                     ----------

         Loss per share                                            $(0.09)                        $(0.09)
                                                               ==========                     ==========

                             EXHIBIT 11.1 (Cont'd.)
                             ------------

                         THE COAST DISTRIBUTION SYSTEM

                       Computation of Earnings Per Share

                      Nine Months Ended September 30, 1996

                                                                 Primary                    Fully Diluted
                                                                Earnings                       Earnings
                                                                Per Share                     Per Share
                                                               ----------                   -------------
  I.     Weighted averages shares outstanding                   5,194,261                      5,194,261

 II.     Common stock equivalents                                  21,993                         22,140
                                                               ----------                     ----------
         Average number of common and
         common equivalent shares                               5,216,254                      5,216,401
                                                               ==========                     ==========
         Net earnings                                          $1,454,000                     $1,454,000

         Dividend paid on preferred stock
          of subsidiary                                          (15,000)                       (15,000)
                                                               ----------                     ----------
         Earnings available to
         common shareholders                                   $1,439,000                     $1,439,000

         Divided by shares                                      5,216,254                      5,216,401
                                                               ----------                     ----------

         Earnings per share                                    $     0.28                     $     0.28
                                                               ==========                     ==========





                                       15